Exhibit 99.1
To: Members of the Board of Directors and Executive Officers of FMC Corporation
Date: February 11, 2019
Re: Notice of Blackout Period to Directors and Section 16 Executive Officers
Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to notify our directors and executive officers (as defined for purposes of Section 16 of the Exchange Act) if restrictions are imposed on their trading in equity securities of FMC Corporation (“FMC”) due to the implementation of a “blackout” period (“Blackout Period”) under the FMC Corporation Qualified Savings and Investment Plan, the FMC Corporation Nonqualified Savings and Investment Plan or the Livent Corporation Non-Qualified Savings and Investment Plan (collectively, the “Plans”).
The Blackout Period will be implemented in connection with the anticipated pro rata spin-off distribution (the “Distribution”) by FMC of its remaining ownership of shares of Livent Corporation Common Stock on March 1, 2019 to FMC shareholders of record as of 5:00 PM EST, New York City time on February 25, 2019, including Plan participants who hold shares of FMC Common Stock as a result of their investment in the FMC Common Stock investment option under the Plans (the “FMC Stock Fund”).
The Blackout Period will be necessary in order to process transactions relating to the Distribution under the Plans, including the need to modify the FMC Corporation Qualified Savings and Investment Plan and the Livent Corporation Non-Qualified Savings and Investment Plan to create an investment fund to hold the shares of Livent Common Stock received by Plan participants invested in the FMC Stock Fund in connection with the Distribution (the “Livent Stock Fund”). As a result, during the Blackout Period, Plan participants invested in the FMC Stock Fund will be restricted from all transactions involving the FMC Stock Fund, including exchanges or rebalancings into and out of the FMC Stock Fund, and will not have the ability to take loans, withdrawals or distributions from any portion of their Plan accounts, including the portion invested in the FMC Stock Fund.
The Blackout Period is expected to begin at the close of regular trading on the New York Stock Exchange (typically 4:00 PM EST) on February 21, 2019 and end during the calendar week of March 3, 2019.

Applicable securities laws require that during the Blackout Period, FMC’s directors and executive officers must also be prohibited from transacting in FMC stock and stock awards that were acquired by the directors and executive officers as compensation for their services to FMC. Accordingly, this notice is intended to inform you that, during the Blackout Period, you may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any FMC common stock (or related securities, including derivative securities) that you acquired in connection with your service or employment as a director or executive officer of FMC. These prohibitions apply to you and to members of your immediate family who share your household, as well as by trusts, corporations and other entities whose equity ownership may be attributed to you. There is a rebuttable presumption that any FMC equity securities that you purchase, sell or otherwise transfer during the Blackout Period were acquired in connection with your service or employment as a director or executive officer of the Company. Please note that these restrictions do not apply to certain limited trading activities, which include (i) dividend reinvestments pursuant to a broad-based plan, (ii) transactions pursuant to a 10b5-1 plan that is not entered into or modified during the Blackout Period and (iii) certain bona fide gifts.

These Blackout Period restrictions are separate from, and in addition to, any other restrictions on trading FMC equity securities currently applicable to FMC’s directors and executive officers.
If you engage in a transaction that violates the restrictions described above, you may be required to forfeit any profits realized from such transaction, and may be subject to civil and criminal penalties. Accordingly, we strongly urge you to refrain from making any trades in FMC common stock (or related securities) during the Blackout Period.
Further advance notice to you of the Blackout Period was not possible due to events and circumstances that were beyond FMC’s reasonable control.
This notice will be filed with the Securities and Exchange Commission as part of a current report on Form 8-K.
Any inquiries during the Blackout Period may be directed to:
FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
Attention: Andrea E. Utecht, Executive Vice President, General Counsel and Secretary
Telephone Number: (215) 299-6000

For a period of two years after the ending date of the Blackout Period, FMC security holders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting:
FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
Attention: Jessica A. Morton, Assistant General Counsel
Telephone Number: (215) 299-6000

Please do not hesitate to contact me with any questions you may have.

Thank you,
/s/ Andrea E. Utecht